UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2020

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-15259	98-0214719
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

90 Pitts Bay Road

Pembroke, HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 296-5858

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common shares	ARGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events; Recent Development and Taxation Risk Factor disclosure

The following information supplements the disclosure found in Argo Group International Holdings’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and Annual Report on Form 10-K for the year ended December 31, 2019.

Recent Developments

Settlement with the US Securities and Exchange Commission

On June 4, 2020, the Securities and Exchange Commission entered a cease-and-desist order settling charges against the Company for failing to fully disclose perquisites and benefits provided to its former chief executive officer. As previously disclosed in the Company’s periodic reports, in May 2019, the Company received a subpoena from the SEC seeking documents primarily with respect to the Company’s disclosure of certain perquisites received by its former CEO from 2014 through 2019 (the “Review Period”). This subpoena prompted the Company to conduct an extensive internal investigation conducted by outside counsel and a forensic auditor reporting to the independent directors of the Board of Directors to review the Company’s perquisites during the Review Period. The Company disclosed the findings of this investigation in its proxy statement for the 2020 Annual General Meeting of Shareholders, which was filed on March 16, 2020.

In the order, the SEC found that the Company violated certain, non-intent based federal securities law provisions concerning proxy solicitation, reporting, books and records, and internal controls. Without admitting or denying the SEC’s findings, the Company consented to the SEC’s order, which requires the Company to pay a $900,000 civil penalty and which the Company has paid in full. The order, which acknowledges the Company’s remedial efforts and cooperation, resolves the SEC’s case against the Company.

Executive Leadership Changes

As disclosed on our Current Report on Form 8-K filed with the SEC on July 6, 2020, on July 2, 2020, the Company and Jay S. Bullock mutually agreed that Mr. Bullock will step down as Executive Vice President and Chief Financial Officer of the Company. Mr. Bullock will continue to serve in his current role until a successor is named. There were no disagreements between the Company and Mr. Bullock on any matter relating to the Company’s operations, policies or practices which led to this decision. The Company will conduct a search for a new Chief Financial Officer.

COVID-19 Losses

As disclosed on our first quarter 2020 earnings conference call on May 8, 2020, the Company expects to incur additional losses and loss adjustment expenses related to the COVID-19 pandemic. At that time, we commented that we expected the magnitude of future losses related to COVID-19 to be lower than what was recorded during the first quarter of 2020. Consistent with those comments, we currently expect pre-tax net losses of between $10 million and $20 million related to the COVID-19 pandemic to be recorded in our second quarter 2020 earnings. The expected losses related to the COVID-19 pandemic during the second quarter of 2020 are primarily related to contingency business lines primarily in our international operations that provide event cancellation coverage.

Reserving for COVID-19 losses presents unique challenges in light of the lack of comparable events, the developing nature of the event and emerging claims and coverage issues, including potential judicial, legislative and regulatory risk that could expand coverage beyond what we believe is contemplated by the policy language.

Alternative Investment Performance

Our private equity and hedge fund holdings are recorded on a one quarter and one month lag, respectively. As discussed on our first quarter 2020 earnings conference call on May 8, 2020, the Company expects equity and credit market performance during 2020 to result in negative alternative investment income during the second quarter of 2020. Consistent with our prior commentary, we currently expect to report a pre-tax loss of between $20 million and $24 million for alternative investment income related to the change in reported value of our private equity and hedge fund holdings.

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Our actual results may differ materially from the selected updates for the second quarter of 2020 set forth above due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our second quarter are finalized.

We have provided ranges for the selected updates described above primarily because our financial closing procedures for the month and quarter ended June 30, 2020 are not yet complete. As a result, there is a possibility that our final results will vary from these preliminary estimates. You should read this information in conjunction with the audited and unaudited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020.

The following risk factors supplement the section “Risk Factors—Tax Risks Associated with Argo Group” in Part I, Item 1A of Argo Group International Holdings’ Annual Report on Form 10-K for the year ended December 31, 2019.

Risks Relating to Taxation

AGL and AGL’s non-U.S. subsidiaries may be subject to U.S. federal income tax, which may have a material adverse effect on our financial condition and operating results.

Except with respect to certain of our non-U.S. subsidiaries organized in the United Kingdom that are Lloyd’s corporate members, (“Lloyd’s Companies”), AGL and our non-U.S. subsidiaries (the “Non-U.S. Subsidiaries”) have operated and intend to continue to operate in a manner that should not cause us to be treated as engaged in a trade or business in the United States (and, in the case of our Non-U.S. Subsidiaries qualifying for treaty protection, in a manner that should not cause any of such Non-U.S. Subsidiaries to be doing business through a permanent establishment in the United States) and, thus, we believe that our Non-U.S. Subsidiaries (except Lloyd’s Companies discussed below) should not be subject to U.S. federal income taxes or branch profits tax (other than withholding taxes on certain U.S. source investment income and excise taxes on insurance or reinsurance premiums). Our Lloyd’s Companies are deemed to have a permanent establishment in the United States, and therefore, are subject to U.S. federal income tax in respect of their profits attributable to such permanent establishment. Further, because there is uncertainty as to the activities that constitute being engaged in a trade or business within the United States, and as to what constitutes a permanent establishment under the applicable tax treaties, there can be no assurances that the United States Internal Revenue Service (the “IRS”) will not contend successfully that one or more other Non-U.S. Subsidiaries are engaged in a trade or business, or carrying on business through a permanent establishment, in the United States. If one or more of the Non-U.S. Subsidiaries are considered to be engaged in a trade or business (or carrying on business through a permanent establishment) in the United States, then such Non-U.S. Subsidiaries could be subject to U.S. federal income taxation on the portion of their net income treated as effectively connected with a U.S. trade or business (or their business profits attributable to a U.S. permanent establishment), as well as the U.S. branch profits tax. Any such U.S. federal income taxation could result in substantial tax liabilities and consequently could have a material adverse effect on our financial condition or that of our Non-U.S. Subsidiaries.

While we have generally maintained our rigorous tax-related operating protocols during the ongoing COVID-19 pandemic, it is possible that ongoing severe travel restrictions may make it more difficult to do so should current conditions persist. At this time, we nonetheless do not expect such difficulties would have a materially adverse impact on our financial condition or operations, although no assurances can be given in that regard.

The reinsurance agreements between our U.S. and non-U.S. subsidiaries may be subject to re-characterization or other adjustment for U.S. federal income tax purposes, which may have a material adverse effect on our financial condition and operating results.

Under Section 845 of the Internal Revenue Code (the “Code”), the IRS may allocate income, deductions, assets, reserves, credits and any other items related to a reinsurance agreement among certain related parties to the reinsurance agreement, re-characterize such items or make any other adjustment in order to reflect the proper source, character or amount of the items for each party. No regulations have been issued under Section 845 of the Code. Accordingly, the application of such provisions is uncertain and we cannot predict what impact, if any, such provisions may have on us and our subsidiaries.

Changes in U.S. federal income tax law could be retroactive and may increase our tax liability.

The Tax Cuts and Jobs Act of 2017 (Public Law No: 115-97) (“the Tax Act”) introduced a new tax called the Base Erosion and Anti-Abuse Tax (“BEAT”). The BEAT operates as a minimum tax and is generally calculated as a percentage (10% for taxable years before 2026 and 12.5% thereafter) of the “modified taxable income” of an “applicable taxpayer.” Modified taxable income is calculated by adding back to a taxpayer’s regular taxable income the amount of certain “base erosion tax benefits” with respect to certain payments made to foreign affiliates of the taxpayer, as well as the “base erosion percentage” of any net operating loss deductions. The BEAT applies for a taxable year only to the extent it exceeds a taxpayer’s regular corporate income tax liability for such year (determined without regard to certain tax credits).

Certain of our subsidiaries organized in the United States (“U.S. Subsidiaries”) and our Lloyd’s Companies are applicable taxpayers and realize base erosion tax benefits with respect to payments to foreign affiliates. As a result, we may pay BEAT in the future. The IRS could disagree with our calculation of the amount of base erosion tax benefits recognized by such U.S. Subsidiaries or Lloyd’s Companies, or otherwise assert we owe additional tax as a result of the BEAT. If this assertion were to succeed, the BEAT could significantly increase the tax liability of such U.S. Subsidiaries and Lloyd’s Companies and have a material adverse effect on our results of operations.

As discussed above, we have historically intended to limit our U.S. activities so that our Non-U.S. Subsidiaries (other than the Lloyd’s companies) are not considered to be engaged in a U.S. trade or business. However, the enactment of the BEAT, the reduction of the U.S. federal income tax rate applicable to corporations included in the Tax Act and other factors may cause us to conduct our business differently.

Changes in U.S. tax law might adversely affect us or our shareholders.

The tax treatment of our Non-U.S. Subsidiaries and their U.S. and non-U.S. insurance subsidiaries may be the subject of further tax legislation. No prediction can be made as to whether any particular proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on us. As such, we cannot assure you that future legislative, administrative or judicial developments will not result in an increase in the amount of U.S. tax payable by us or by an investor in our equity securities. If any such developments occur, it could have a material and adverse effect on an investor or our business, financial condition, results of operations and cash flows.

U.S. persons who own our equity securities may be subject to U.S. federal income taxation at ordinary income rates on our undistributed earnings and profits.

For any taxable year in which a corporate Non-U.S. Subsidiary is treated as a CFC, a “10% U.S. Shareholder” of such Non-U.S. Subsidiary that held our equity securities directly or indirectly through non-U.S. entities as of the last day in such taxable year that the company was a CFC would generally be required to include in gross income as ordinary income (A) its pro rata share of the company’s insurance and reinsurance income and certain other investment income and (B) such 10% U.S. Shareholder’s global intangible low-taxed income (“GILTI”), regardless of whether that income was actually distributed to such U.S. person (with certain adjustments). A “10% U.S. Shareholder” of an entity treated as a foreign corporation for U.S. federal income tax purposes is a U.S. person who owns (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total value of all classes of shares of the corporation or 10% or more of the total combined voting power of all classes of voting shares of the corporation. Any U.S. person that owns (or is treated as owning) 10% or more of the vote or value of our stock should consult with their tax advisor regarding their investment in AGL.

In general, a non-U.S. corporation is a CFC if 10% U.S. Shareholders, in the aggregate, own (or are treated as owning) stock of the non-U.S. corporation possessing more than 50% of the voting power or value of such corporation’s stock. However, this threshold is lowered to 25% for purposes of taking into account the insurance income of a non-U.S. corporation. Special rules apply for purposes of taking into account any RPII of a non-U.S. corporation, as described below.

AGL’s bye-laws generally limit the voting power of our common shares (and certain other of our voting securities) such that no person owns (or is treated as owning) more than 9.5% of the total voting power of our common shares (with certain exceptions). Additionally, AGL’s bye-laws require the board of AGL to refer certain decisions with respect to our Non-U.S. Subsidiaries to our shareholders, and to vote our shares in those subsidiaries accordingly. These provisions were intended to reduce the likelihood that certain Non-U.S. Subsidiaries would be treated as CFCs, other than for purposes of taking into account related person insurance income (RPII). However, the relevant attribution rules are complex and there is no definitive legal authority on whether the voting provisions included in AGL’s organizational documents are effective for purposes of the CFC provisions.

Moreover, the Tax Act eliminated the prohibition on “downward attribution” from non-U.S. persons to U.S. persons under Section 958(b)(4) of the Code for purposes of determining constructive stock ownership under the CFC rules. As a result, our U.S. Subsidiaries are deemed to own all of the stock of the corporate Non-U.S. Subsidiaries for CFC purposes, other than possibly Argo Re and Argo Ireland. Further, if AGL or Argo Re directly or indirectly own an interest in any U.S. entities treated as such for U.S. federal income tax purposes, such U.S. entities may be deemed to own all of the stock of Argo Re or Argo Ireland, respectively, for CFC purposes. Accordingly, our corporate Non-U.S. Subsidiaries are currently treated as CFCs, at least for purposes of taking into account certain insurance income, without regard to whether the provisions of AGL’s bye-laws described above are effective for purposes of the CFC provisions, and Argo Re and Argo Ireland may be so treated. The legislative history under the Tax Act suggests that this change in law was not intended to cause a foreign corporation to be treated as a CFC with respect to a 10% U.S. Shareholder that is not related to the U.S. persons receiving such downward attribution. However, it is not clear whether the IRS or a court would interpret the change made by the Tax Act in a manner consistent with such indicated intent.

In addition, if a U.S. person disposes of shares in a non-U.S. corporation and the U.S. person owned (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of the corporation at any time when the corporation was a CFC during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period or periods that the U.S. person owned the shares while the corporation was a CFC (with certain adjustments). Also, a U.S. person may be required to comply with specified reporting requirements, regardless of the number of shares owned.

Because of the limitations in AGL’s bye-laws referred to above, among other factors, we believe it is unlikely that any U.S. person that is treated as owning less than 10% of the total value of AGL would be a 10% U.S. Shareholder of any of the Non-U.S. Subsidiaries. However, because the relevant attribution rules are complex and there is no definitive legal authority on whether the voting provisions included in AGL’s organizational documents are effective for purposes of the CFC provisions, there can be no assurance that this will be the case.

If AGL is classified as a passive foreign investment company, U.S. persons who own our equity securities could be subject to adverse U.S federal income tax consequences.

If AGL is considered a passive foreign investment company for U.S. federal income tax purposes (“PFIC”), a U.S. person who directly or, in certain cases, indirectly owns our equity securities could be subject to adverse tax consequences, including a greater tax liability than might otherwise apply, an interest charge on certain taxes that are deemed deferred as a result of AGL’s non-U.S. status and additional U.S. tax filing obligations, regardless of the number of shares owned.

In addition to changes in the CFC rules, the Tax Act contains modifications to certain provisions relating to PFIC status. The Tax Act makes it more difficult for a non-U.S. insurance company to avoid PFIC status under an exception for certain non-U.S. insurance companies engaged in the active conduct of an insurance business. The Tax Act modified and limited the potential application of this exception by a non-U.S. insurance company. To now qualify for this exception, a non-U.S. insurance company must be a “qualifying insurance corporation” which is an insurance company that would be taxed as an insurance company if it were a U.S. corporation and maintains insurance liabilities of more than 25% of such company’s assets for a taxable year (or, alternatively, maintains insurance liabilities that at least equal or exceed 10% of its assets, is predominately engaged in an insurance business and satisfies a facts and circumstances test that requires showing that the failure to exceed the 25% threshold is due to run-off or rating agency circumstances).

Further, the U.S. Treasury and the IRS issued proposed regulations intended to clarify the application of the PFIC rules to non-U.S. insurance companies, but these have not been adopted in final form and will not be effective until such time. The proposed regulations define insurance liabilities for purposes of the reserve test, tighten the reserve test and the statutory cap on insurance liabilities and provide guidance on the runoff-related and rating-related circumstances for purposes of qualifying as a qualifying insurance corporation under the alternative test. The proposed regulations also provide that a non-U.S. insurer will qualify for the insurance company exception only if, among other things, the non-U.S. insurer’s officers and employees perform substantial managerial and operational activities (taking into account activities of officers and employees of certain related entities in certain cases). The proposed regulations also provide that an active conduct percentage test must be satisfied for the insurance company exception to apply, which test compares the expenses for services of officers and employees of the non-U.S. insurer and certain related entities incurred for the production of premium and certain investment income to all such expenses regardless of the service provider.

We believe that AGL should not be, and currently do not expect AGL to become, a PFIC for U.S. federal income tax purposes; however, we cannot assure you that the IRS will agree with this conclusion. If AGL is treated as a PFIC, the adverse tax consequences described above generally would also apply with respect to a U.S. person’s indirect ownership interest in any PFICs in which AGL directly or, in certain cases, indirectly, owns an interest.

If one or more of our non-U.S. subsidiaries is determined to have related person insurance income (“RPII”), you may be subject to U.S. federal income taxation on your pro rata share of such income.

If any of the Non-U.S. Subsidiaries is treated as recognizing RPII in a taxable year and is also treated as a CFC for such taxable year, each U.S. person that owns our equity securities directly or indirectly through non-U.S. entities as of the last day in such taxable year must generally include in gross income its pro rata share of the RPII, determined as if the RPII were distributed proportionately only to all such U.S. persons, regardless of whether that income is distributed (with certain adjustments). For this purpose, a corporate Non-U.S. Subsidiary generally will be treated as a CFC if U.S. persons in the aggregate are treated as owning (directly or indirectly through non-U.S. entities) 25% or more of the total voting power or value of such Non-U.S. Subsidiary’s stock at any time during the taxable year. We expect that such Non-U.S. Subsidiaries, including Argo Re, will be treated as CFCs for this purpose.

RPII includes income of a non-U.S. corporation attributable to insuring or reinsuring risks of a person that is a U.S. shareholder or a person that is related to a U.S. shareholder. Reinsurance by our Non-U.S. Subsidiaries with respect to risk of other of our subsidiaries could constitute RPII under these rules. Notwithstanding the foregoing, pursuant to a de minimis rule, the RPII rules will not apply to a Non-U.S. Subsidiary for a taxable year if the amount of RPII for such year was less than 20% of such Non-U.S. Subsidiary’s gross insurance income in such taxable year.

The amount of RPII earned by our Non-U.S Subsidiaries that are engaged in insurance or reinsurance activities (our “Non-U.S. Insurance Subsidiaries”) will depend on a number of factors, including the identity of persons directly or indirectly insured or reinsured by the Non-U.S. Insurance Subsidiaries. We believe that the gross RPII of each Non-U.S. Insurance Subsidiary did not in prior years of operation and is not expected in the foreseeable future to equal or exceed 20% of such subsidiary’s gross insurance income. No assurance can be given that this was or will be the case because some of the factors that determine the existence or extent of RPII may be beyond our knowledge and/or control.

The RPII rules provide that if a U.S. person disposes of shares in a non-U.S. insurance corporation in which U.S. persons own 25% or more of the shares (even if the amount of RPII is less than 20% of the corporation’s gross insurance income), any gain from the disposition will generally be treated as ordinary income to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (whether or not such earnings and profits are attributable to RPII). In addition, such U.S. person will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the U.S. person. There is a strong argument these RPII rules do not apply to dispositions of our shares because AGL will not ourselves be directly engaged in the insurance business. The RPII provisions, however, have never been interpreted by the courts or the U.S. Treasury in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. The U.S. Treasury has authority to impose, among other things, additional reporting requirements with respect to RPII. Accordingly, the meaning of the RPII provisions and application of those provisions to AGL and our Non-U.S. Subsidiaries are uncertain.

U.S. tax-exempt organizations that own our equity securities may recognize unrelated business taxable income.

A U.S. tax-exempt organization that directly or indirectly owns our equity securities generally will recognize unrelated business taxable income and be subject to additional U.S. tax filing obligations to the extent such tax-exempt organization is required to take into account any of our insurance income or RPII pursuant to the CFC and RPII rules described above. U.S. tax-exempt organizations should consult their own tax advisors regarding the risk of recognizing unrelated business taxable income as a result of the ownership our equity securities.

We may become subject to U.S. withholding tax under certain U.S. tax provisions commonly known as FATCA.

Certain U.S. tax provisions commonly known as FATCA impose a 30% withholding tax on certain payments of U.S. source income to certain “foreign financial institutions” and “non-financial foreign entities.” The withholding tax may also apply to certain “foreign pass thru payments” made by foreign financial institutions at a future date. The U.S. government has signed an intergovernmental agreement to facilitate the implementation of FATCA with the governments of numerous jurisdictions (each, an “IGA”). The Non-U.S. Subsidiaries intend to comply with the obligations imposed on them under FATCA and the IGAs, as applicable, to avoid being subject to withholding under FATCA on payments made to them or penalties. However, no assurance can be provided in this regard. We may become subject to withholding tax or penalties if we are unable to comply with FATCA.

Our Lloyd’s Companies may not be eligible for benefits under the U.S.-U.K. income tax treaty.

Our Lloyd’s Companies are subject to tax in the United States pursuant to the terms of the Closing Agreement among Lloyd’s, Lloyd’s members and the IRS. We believe that certain of our Lloyd’s Companies are entitled to benefits under the income treaty between the United States and the United Kingdom (the “U.S.-U.K. Treaty”). Were the IRS to contend successfully that such Lloyd’s Companies were not eligible for benefits under the U.S.-U.K. Treaty, such Lloyd’s Companies may be required to pay additional taxes. Such a result could have a material adverse effect on our financial condition and operating results.

Dividends paid by our U.S. subsidiaries to Argo Ireland may not be eligible for benefits under the U.S.-Ireland income tax treaty.

Under U.S. federal income tax law, dividends paid by a U.S. corporation to a non-U.S. shareholder are generally subject to a 30% withholding tax, unless reduced by treaty. The income tax treaty between the Republic of Ireland and the United States (the “U.S.-Ireland Treaty”) reduces the rate of withholding tax on certain dividends to 5% if paid to an entity entitled to benefits under the U.S.-Ireland Treaty. We believe that Argo Financial Holding (Ireland) UC (“Argo Ireland”) is eligible for benefits under the U.S.-Ireland Treaty. However, such determination may change for any given taxable year and we may not have sufficient information to demonstrate that Argo Ireland is entitled to benefits under the U.S.-Ireland Treaty for any given year. Were the IRS to contend successfully that Argo Ireland was not eligible for benefits under the U.S.-Ireland Treaty for a taxable year in which our U.S. Subsidiaries made a distribution to Argo Ireland treated as a dividend for U.S. federal income tax purposes, such distribution would be subject to the 30% withholding tax. Such a result could have a material adverse effect on our financial condition and operating results.

AGL and our Bermuda subsidiaries may become subject to Bermuda taxes after 2035.

Bermuda currently imposes no income tax on corporations. In addition, we have obtained an assurance from the Bermuda Minister of Finance, under The Exempted Undertakings Tax Protection Act 1966 of Bermuda, that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to us or our Bermuda subsidiaries, until March 31, 2035. During 2011, legislation was passed to extend the period of the assurance mentioned above from 2016 to March 31, 2035. We filed for, and received, an extension of the assurance in January of 2012.

The Organisation for Economic Co-operation and Development (“OECD”), the E.U. and individual jurisdictions may pursue additional measures to address base erosion and profit shifting that could have adverse tax consequences for us and increase our reporting requirements.

In 2015, the OECD published final recommendations on base erosion and profit shifting (“BEPS”). These recommendations proposed the development of rules directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world.

Several of the areas of tax law on which the BEPS project has focused have led or will lead to changes in the domestic law of individual OECD jurisdictions. These changes include (amongst others) restrictions on interest and other deductions for tax purposes, the introduction of broad anti-hybrid regimes and reform of controlled foreign company rules. Changes are also expected to arise in the application of certain double tax treaties as a result of the implementation and adoption of the OECD’s Multilateral Instrument, which may restrict the ability of Argo entities to rely on the terms of relevant double tax treaties in certain circumstances. Further, recent BEPS developments include proposals for new profit allocation and nexus rules and for rules to ensure that the profits of multinational enterprises are subject to a minimum rate of tax.

In parallel with the OECD’s BEPS project, EU Member States were required to implement by January 2020 (subject to a few exceptions) new domestic legislation giving effect to the EC’s (amended) Anti-Tax Avoidance Directive (“ATAD”, with the amendment being commonly known as “ATAD II”). ATAD II mandates domestic legislation counteracting certain hybrid mismatches (anti-hybrid rules), to complement the existing changes (interest deductibility restrictions, controlled foreign company rules, etc.) brought about by ATAD.

Changes of law in individual jurisdictions which may arise as a result of the BEPS project or the implementation of ATAD/ATAD II may ultimately increase the tax base of individual Argo entities in certain jurisdictions or the worldwide tax exposure of Argo entities. Those changes of law are also potentially relevant to the ability of Argo entities to efficiently fund and realize investments or repatriate income or capital gains from relevant jurisdictions, and could ultimately necessitate some restructuring of Argo entities or their business operations. The changes of law resulting from the BEPS project also include revisions to the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment. Other BEPS-related changes focus on the goal of ensuring that transfer pricing outcomes are in line with value creation.

Changes to tax laws resulting from the BEPS project or as a result of ATAD/ATAD II could increase their complexity and the burden and costs of compliance. Additionally, such changes could also result in significant modifications to existing transfer pricing rules and could potentially have an impact on our taxable profits in various jurisdictions.

Since 2017 (and in consequence of the BEPS project), some countries in which we do business, including Bermuda, have required certain multinational enterprises, including ours, to report detailed information regarding allocation of revenue, profit, and other information, on a country-by-country basis. The information we are required to report pursuant to this country-by-country reporting (as well as information we are required to report pursuant to certain other exchange of information regimes (for example, e.g., pursuant to the Common Reporting Standard) could ultimately result in certain tax authorities having greater access to information enabling them to challenge the tax positions of Argo entities in a number of different areas – transfer pricing in particular.

Our non-U.K. companies may be subject to U.K. tax.

Companies which are incorporated outside the U.K. may nonetheless become subject to U.K. tax in a number of circumstances, including (without limitation) circumstances in which (i) they are resident in the U.K. for tax purposes by reason of their central management and control being exercised from the U.K. or (ii) they are treated as carrying on a trade, investing or carrying on any other business activity in the U.K. (whether or not through a U.K. permanent establishment). In addition, the Finance Act 2015 introduced a new tax known as the “diverted profits tax” (“DPT”) which is charged at 25%. of any “taxable diverted profits”. The DPT has had effect since 1 April 2015 and may apply in circumstances including: (i) where arrangements are designed to ensure that a non-UK resident company does not carry on a trade in the UK through a permanent establishment; and (ii) where a tax reduction is secured through the involvement of entities or transactions lacking economic substance.

We intend to operate in such a manner that none of our companies should be subject to the U.K. DPT and that none of our companies (other than those companies incorporated in the U.K.) should: (i) be resident in the U.K. for tax purposes; (ii) carry on a trade, invest or carry on any other business activity in the U.K. (whether or not through a U.K. permanent establishment). However, this result is based on certain legal and factual determinations, and since the scope and the basis upon which the DPT will be applied by HM Revenue & Customs (“HMRC”) in the UK remains uncertain and since applicable law and regulations do not conclusively define the activities that constitute conducting a trade, investment or business activity in the U.K. (whether or not through a U.K. permanent establishment), and since we cannot exclude the possibility that there will be a change in law that adversely affects the analysis, HMRC might successfully assert a contrary position. The terms of an income tax treaty between the U.K. and the home country of the relevant Argo subsidiary, if any, could contain additional protections against U.K. tax.

Any arrangements between U.K.-resident entities of Argo and other entities of Argo are subject to the U.K. transfer pricing regime. Consequently, if any agreement between a U.K. resident entity of Argo and any other Argo entity (whether that entity is resident in or outside of the U.K.) is found not to be on arm’s length terms and as a result a U.K. tax advantage is being obtained, an adjustment will be required to compute U.K. taxable profits as if such an agreement were on arm’s length terms. Any transfer pricing adjustment could adversely impact the tax charge incurred by the relevant U.K. resident entities of Argo.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Date: July 7, 2020	By:	/s/ Jay S. Bullock
Jay S. Bullock
Executive Vice President and Chief Financial Officer